Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 333-123222) pertaining to the 2003 Management Incentive Plan and the 2004 Director Stock Compensation Plan of Magellan Health Services, Inc.; (ii) the Registration Statement (Form S-8 No. 333-134199) pertaining to the 2005 Director Stock Compensation Plan of Magellan Health Services, Inc.; (iii) the Registration Statement (Form S-8 No. 333-134201) pertaining to the 2006 Management Incentive Plan and the 2006 Director Stock Compensation Plan of Magellan Health Services, Inc.; and (iv) the Registration Statement (Form S-8 No. 333-134202) pertaining to the 2006 Employee Stock Purchase Plan of Magellan Health Services, Inc., of our report dated June 26, 2006, with respect to the consolidated financial statements of Icore Healthcare LLC and Subsidiary, incorporated by reference in the Magellan Health Services, Inc. Current Report on Form 8-K/A dated July 31, 2006.

/s/ Mayer Hoffman McCann P.C.

Plymouth Meeting, Pennsylvania

October 2, 2006